Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

The following is the unaudited pro forma combined condensed consolidated financial information for BayCom Corp (“BayCom”) and Uniti Financial Corporation (“Uniti”), giving effect to the merger of Uniti with and into BayCom. The unaudited pro forma combined condensed consolidated statement of financial condition as of March 31, 2019 gives effect to the merger as if it occurred on that date. The unaudited pro forma combined condensed consolidated statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 give effect to the merger as if it occurred on January 1, 2018. The actual completion date of the merger was May 24, 2019.

The unaudited pro forma combined condensed consolidated financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America (“GAAP”). BayCom is the acquirer for accounting purposes. Certain immaterial reclassifications have been made to the historical financial statements of Uniti to conform to the presentation in BayCom’s financial statements. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The total number of BayCom shares issued was 1,115,006 and the aggregate cash consideration paid by BayCom was approximately $37.8 million. The value of the total merger consideration at closing was $62.7 million.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. In addition, the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment. The unaudited pro forma condensed combined balance sheet has also been adjusted to reflect the preliminary allocation of the estimated purchase price to net assets acquired.

The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of Uniti’s tangible and identifiable intangible assets and liabilities as of the May 24, 2019 acquisition date. Increases or decreases in the estimated fair values of the net assets of Uniti as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the purchase price allocated to goodwill and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Uniti’s shareholder’s equity including results of operations through the date the merger is completed will also change the purchase price allocation, which may include the recording of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma combined condensed consolidated financial statements should be read together with:

•         The accompanying notes to the unaudited pro forma combined condensed consolidated financial statements;

•         BayCom’s unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2019 and 2018, included in BayCom’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

•         BayCom’s audited historical consolidated financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, included in the proxy statement/prospectus filed with the Securities and Exchange Commission ("SEC") on April 11, 2019 pursuant to Rule 424(b)(3);

•         Uniti’s unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2019 and 2018, included in this Current Report on Form 8-K/A;

•         Uniti’s audited historical consolidated financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, included in this Current Report on Form 8-K/A and included in the proxy statement/prospectus filed with the SEC on April 11, 2019 pursuant to Rule 424(b)(3);

•         Other information pertaining to BayCom and Uniti contained in or incorporated by reference into the proxy statement/prospectus filed by BayCom pursuant to Rule 424(b)(3) on April 11, 2019. See “Selected Consolidated Historical Financial Data of BayCom” and “Selected Consolidated Historical Financial Data of Uniti” included in the proxy statement/prospectus.

THIS PRO FORMA DATA IS PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY AND DOES NOT INDICATE THE FINANCIAL AND OPERATING RESULTS THAT BAYCOM CORP WOULD HAVE ACHIEVED HAD IT COMPLETED THE MERGER AS OF THE BEGINNING OF THE PERIOD PRESENTED AND SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE OPERATIONS OR THE FUTURE FINANCIAL POSITION OF THE COMBINED ENTITIES.

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BAYCOM AND UNITI

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2019

(In thousands)

			Proforma
ASSETS	BayCom	Uniti	Adjustments	Notes	Proforma

Cash and due from banks	$20,370	$3,202			$23,572
Interest earning deposits in financial institutions	315,583	39,559	(43,479)	A	311,663
Cash and cash equivalents	335,953	42,761	(43,479)		335,235

Investment securities available-for-sale	97,299	5,346			102,645
Federal Home Loan Bank ("FHLB") stock, at par	5,096	1,321			6,417
Federal Reserve Bank ("FRB") stock, at par	4,166	-			4,166
Loans held for sale	4,208	2,376			6,584
Loans	965,324	274,591	1,080	B	1,240,995
Less: Deferred fees/(costs), net	(358)	1,259	(1,259)	C	(358)
Less: Allowance for loan losses	(5,405)	(3,412)	3,412	D	(5,405)
Premises and equipment, net	6,479	692			7,171
Core deposit intangible	6,816		566	E	7,382
Cash surrender value of bank owned life insurance policies, net	19,766				19,766
Right-of-use assets	7,502	1,297			8,799
Goodwill	14,594		11,758	F	26,352
Other real estate owned	801	114	(32)	G	883
Interest receivable and other assets	20,229	4,289	134	H	24,652
Total Assets	$1,482,470	$330,634	$(27,820)		$1,785,284

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
Noninterest bearing deposits	$416,804	$119,424			$536,228
Interest bearing deposits	833,763	159,208	250	I	993,221
Total deposits	1,250,567	278,632	250		1,529,449
Lease liabilities	7,818	1,397			9,215
Salary continuation plan	3,400	-			3,400
Interest payable and other liabilities	6,093	2,016	(113)	J	7,996
Junior subordinated deferrable interest debentures, net	8,181	-			8,181
Total liabilities	1,276,059	282,045	137		1,558,241

Shareholders' equity
Common stock	149,368	44,902	(20,015)	K	174,255
Additional paid in capital	287	-	-		287
Accumulated other comprehensive income (loss), net of tax	494	(27)	27	L	494
Retained earnings	56,262	3,714	(7,969)	M	52,007
Total shareholders' equity	206,411	48,589	(27,957)		227,043
Total Liabilities and Shareholders' Equity	$1,482,470	$330,634	$(27,820)		$1,785,284

See accompanying Notes to Unaudited Pro Forma Condensed combined Financial Information.

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BAYCOM AND UNITI

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Three Months Ended March 31, 2019

(In thousands, except per share data)

			Proforma
	BayCom	Uniti	Adjustments	Notes	Proforma
Interest and dividend income:
Loans, including fees	$13,550	$4,091	$-		$17,641
Investment securities and interest bearing deposits in financial institutions	2,654	290	(237)	N	2,707
FHLB dividends	92	23			115
FRB dividends	61	-	-		61
Total interest and dividend income	16,357	4,404	(237)		20,524

Interest expense:
Deposits	1,346	796	(31)	O	2,111
Other borrowings	146	-			146
Total interest expense	1,492	796	(31)		2,257
Net interest income	14,865	3,608	(205)		18,268

Provision for loan losses	277	-	-		277
Net interest income after provision for loan losses	14,588	3,608	(205)		17,991

Noninterest income:
Gain on sale of loans	190	254	-		444
Service charges and other fees	733	135	-		868
Loan servicing fees and other income	410	174	-		584
Other income	787	17	-		804
Total noninterest income	2,120	580	-		2,700

Noninterest expense:
Salaries and employee benefits	5,963	2,003	-		7,966
Occupancy and equipment	1,110	188	-		1,298
Data processing	924	200	-		1,124
Other	1,362	594	-		1,956
Core deposit intangible amortization	389	-	20	P	409
Total noninterest expense	9,748	2,985	20		12,753
Income before provision for income taxes	6,960	1,203	(226)		7,937
Provision for income taxes	2,019	364	(66)	Q	2,317
Net income	$4,941	$839	$(160)		$5,620

Earnings per common share:				R,S
Basic	$0.45	$0.05			$0.47
Diluted	0.45	0.05			0.47

Average common shares outstanding:
Basic	$10,891,564	$15,415,587	1,115,006		$12,052,266
Diluted	10,891,564	15,937,295	1,115,006		12,052,266

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

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BAYCOM AND UNITI

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Year Ended December 31, 2018

(In thousands, except per share data)

			Proforma
	BayCom(1)	Uniti(1)	Adjustments	Notes	Proforma
Interest and dividend income:
Loans, including fees	$49,120	$14,690	$-		$63,810
Investment securities and interest earning deposits in banks	7,071	1,243	(1,205)	N	7,109
FHLB dividends	446	-	-		446
FRB dividends	223	-	-		223
Total interest and dividend income	56,860	15,933	(1,205)		71,588
Interest expense:
Deposits	4,462	2,099	-		6,561
Other borrowings	480	-	-		480
Total interest expense	4,942	2,099	-		7,041
Net interest income	51,918	13,834	(1,205)		64,547
Provision for loan losses	1,842	-	-		1,842
Net interest income after provision for loan losses	50,076	13,834	(1,205)		62,705
Noninterest income:
Gain on sale of loans	2,061	1,565	-		3,626
Service charges and other fees	2,010	1,748	-		3,758
Loan servicing fees and other net loan fees	1,203	-	-		1,243
Gain on sale of OREO	70	-	-		70
Other income	1,698	-	-		1,698
Total noninterest income	7,082	3,313	-		10,395
Noninterest expense:
Salaries and employee benefits	21,444	7,401	-		28,845
Occupancy and equipment	4,259	1,073	-		5,332
Data processing	3,806	844	-		4,650
Other expenses	5,989	2,314	-		8,303
Core deposit intangible amortization	1,171	-	288	P	1,459
Total noninterest expense	36,669	11,632	288		48,589
Income before provision for income taxes	20,489	5,515	(1,493)		24,511
Provision for income taxes	5,996	1,675	(430)	Q	7,241
Net income	$14,493	$3,840	$(1,063)		$17,270

Earnings per common share:				R,S
Basic:	$1.50	$0.25			$1.60
Diluted:	$1.50	$0.24			$1.60

Average common shares outstanding:
Basic	9,692,009	15,382,601	1,115,164		10,807,173
Diluted	9,692,009	15,904,309	1,115,164		10,807,173

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared using the acquisition method of accounting giving effect to the merger involving BayCom and Uniti, with BayCom treated as the acquirer for accounting purposes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the merger been consummated at March 31, 2019 or the results of operations had the merger been consummated at January 1, 2018, nor is it necessarily indicative of the results of operation in future periods or the future financial position of the combined entities. The pro forma adjustments are provisional, based on estimates, and are subject to change as more information becomes available and after final analysis of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document. The merger was completed on May 24, 2019. The consideration included the issuance of approximately $24.9 million in equity consideration as well as cash consideration of approximately $37.8 million.

Under the acquisition method of accounting, the assets and liabilities of Uniti were recorded at the respective fair values on the merger date. The fair value on the merger date represents management’s best estimates based on available information and facts and circumstances in existence on the merger date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment under the measurement period not to exceed one year from the acquisition date.

Certain historical data of Uniti has been reclassified on a pro forma basis to conform to BayCom’s classifications.

The accounting policies of both BayCom and Uniti are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined

Note 2 – Purchase Price

Each share of Uniti common stock has been converted into the right to receive, (1) 0.07234 shares of BayCom common stock and (2) $2.30 in cash, representing an aggregate consideration mix of approximately 42.5% BayCom stock and 57.5% cash. BayCom did not issue any fractional shares of stock in the merger as the value of calculated fractional shares has been paid in cash.

In total, BayCom issued 1,115,006 shares of common stock in the merger, resulting in approximately 12,052,266 shares of common stock outstanding after the merger, and paid aggregate cash consideration in the merger of approximately $37.8 million. The total consideration transferred approximates $62.7 million.

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Note 3 –Purchase Price Allocation of Uniti

At the merger effective time, Uniti’s assets and liabilities are required to be recorded at their estimated fair values. The assumptions used to determine the relevant fair value adjustments below are discussed in detail in Note 4 – Pro Forma Condensed Combined Financial Information Adjustments. The excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill.

The preliminarily estimates of the consideration transferred to the assets acquired and liabilities assumed are summarized in the following table:

At March 31, 2019
(In thousands)
Proforma purchase price of Uniti
Fair value of Baycom common stock at $22.32(1) per share for 1,115,006 number of shares	$24,887
Cash paid to option holders	2,354
Cash paid to shareholders	35,460
Total proforma purchase price	62,701

Fair value of Assets:
Cash	$42,761
Investment securities available for sale	5,346
FHLB stock	1,321
Loans held for sale	2,376
Loans	275,671
Other real estate owned	82
Core deposit intangible	566
Other assets	5,002
Total assets acquired	333,125

Liabilities:
Deposits	278,882
Other liabilities	3,300
Total liabilities assumed	282,182
Fair value of net assets and identifiable intangible assets acquired	50,943
Excess of consideration to be paid over the net assets and identifiable intangible assets acquired - goodwill	$11,758

(1)	Closing price of BCML common stock on May 24, 2019.

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Note 4 – Pro Forma Condensed combined Financial Information Adjustments.

The following pro forma adjustments have been included in the unaudited pro forma condensed combined financial information. Estimated fair value adjustments are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. The following are the pro forma adjustments made to record the transaction and to adjust Uniti’s assets and liabilities to their estimated fair values at March 31, 2019.

Balance Sheet At March 31, 2019
(In thousands)

A. Adjustments to Cash and cash equivalents	$(43,478)
To reflect cash used to purchase Uniti (15,415,587 Uniti common shares outstanding at March 31, 2019 at $2.30 cash consideration per share and the cash payment for all “in-the-money” Uniti stock options).

To reflect projected cash used for merger costs equal to $1.5 million incurred by Uniti and $4.1 million incurred by BayCom. See Note 5 – Merger Costs.

B. Adjustments to Loans receivable, excluding allowance for loan losses and fees not yet recognized	1,080
To reflect the discount on loans at merger date. Estimated the fair value using portfolio performance and yield compared to market.

C. Adjustments to deferred costs in excess of fees	(1,259)

D. Adjustments to Allowance for loan losses	3,412
To remove the Uniti allowance for loan losses at period end date as the credit risk is accounted for in the fair value adjustment for the loans receivable in Adjustment B above.

E. Adjustments to Intangible asset, net	566
To record the estimated fair value of the core deposit intangible asset (“CDI”) identified in the merger as estimated prior to close date.

F. Adjustment to Goodwill	11,758
To record the difference between the consideration transferred and the estimated fair value of net assets acquired and net liabilities assumed in the merger. See Note 3 – Allocation of Purchase Price of Uniti Bank, above.

G. Adjustment to Other real estate owned	(32)
To reflect the fair value of other real estate owned

(Table continued on following page)

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H. Adjustments to Interest receivable and other assets
To record the fair value of the interest receivable and other assets follows:
Fair value of servicing assets to reflect an increase in estimated CPR speeds.	$134

Estimated tax effect of market value adjustments

Total tax effect at 24.89% of merger related expenses adjusted for non-deductible expenses

I. Adjustment to Deposits
To reflect estimated fair market value of deposits based on current interest rates	250

J. Reversal of the reserve for undisbursed commitments	(113)

K. Adjustments to Common stock
To record the issuance of BayCom common stock as purchase price consideration and to eliminate the common stock of Uniti

Issuance of BayCom common stock to Uniti shareholders (1,115,006 shares at no par value at $22.32)	24,887

Elimination of the historical Uniti common stock	(44,902)

L. Adjustment to Accumulated other comprehensive loss
To eliminate the historical Uniti accumulated other comprehensive loss.	27

M. Adjustment to Retained earnings
To eliminate the historical Uniti retained earnings	(3,714)

To record adjustment to retained earnings for BayCom’s estimated merger costs, net of tax	(4,255)
$4.3 million in estimated merger expenses net of the tax effective assuming 29.16% (effective rate of 24.89% after adjustment for estimated non-deductible expenses of $1.0 million).

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For purposes of determining the pro forma effect of the merger on the Income Statements, the following pro forma adjustments have been made as if the acquisition occurred as of January 1, 2018:

Income Statements

(In thousands)

	For the Three Months Ended March 31, 2019	For the Year Ended December 31, 2018

N. Adjustments to Interest income: Other	$(237)	$(1,205)
To recognize the reduction in cash reflected for the merger at an estimated yield of 2.25% and 2.75%, annualized, for the three months ended March 31, 2019 and for the year ended December 31, 2018, respectively.

O. Adjustment to interest expense for market time deposit interest rates	(31)

P. Adjustments to Noninterest expense: core deposit intangible amortization over ten years	20	288

Q. Adjustments to provision for income tax:	(66)	(430)
Adjusted the tax rate for additional income earned from the combined company of 29.16% and 28.78% for income for the three months ended March 31, 2019 and for the year ended December 31, 2018, respectively.

R. Earnings per share:

Earnings per common share, basic and diluted, were calculated using the calculated pro forma net income less dividends and undistributed earnings allocated to participating securities divided by the calculated pro forma basic and dilutive average shares outstanding.

S. Basic and diluted average common shares outstanding:

Basic and diluted average common shares outstanding were calculated by adding the shares assumed to be issued by BayCom in the merger (average basic shares multiplied by the exchange ratio) to the historical average BayCom shares outstanding for the three months ended March 31, 2019 and for the year ended December 31, 2018.

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Note 5 – Merger Costs

In connection with the merger, BayCom integrated Uniti’s operations effective July 12, 2019. The estimated costs associated with the integration were expensed in the second quarter of 2019. BayCom recorded integration related expenses totaling $4.2 million. Uniti recorded acquisition related expenses totaling $1.5 million prior to the closing of the merger.

The table below reflects BayCom’s current estimate of the aggregate estimated merger costs of $6.0 million, or $4.7 million net of $1.3 million of income tax benefit, computed using the statutory federal tax rate of 21.0% and blended state tax rate of 10.0%, expected to be incurred in connection with the merger, which are included in the pro forma financial information. While a portion of these costs may be required to be recognized over time, the current estimate of these costs, primarily comprised of anticipated cash charges, include the following:

At March 31, 2019
(In thousands)
Professional fees	$1,350
Change of control payments	402
Severance and retention expenses	778
Data processing, termination and conversion	2,930
Other expenses	205
Pre-tax merger expenses	5,665
Income tax benefit effective tax rate of 24.89% (after adjustment for non-deductible expenses)	(1,410)
Merger expenses, net of taxes	$4,255

BayCom’s cost estimates are forward-looking. While the costs represent BayCom’s current estimate of merger costs associated with the merger that will be incurred, the ultimate level and timing of recognition of these costs will be based on the final integration in connection with consummation of the merger. Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the merger will impact these estimates. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. These costs are not expected to materially impact the combined company’s ability to maintain an adequate level of liquidity necessary to fund loan originations and deposit withdrawals, satisfy other financial commitments and fund operations.

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